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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2009, except for Note 3, for which the date is March 31, 2010 relating to the financial statements for the year ended December 31, 2008 and financial statement schedule for the year ended December 31, 2008, which appears in Overstock.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
December 9, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM